Board of Directors
CD Memories.Com, Inc.

                          INDEPENDENT AUDITOR'S REPORT

I have audited the accompanying balance sheet of CD Memories.Com, Inc. (Company) as of December 31, 1999 and the related statement of operations, statement of stockholders' equity, and the statement of cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1999 and the results of its operations for the year then ended in conformity with generally accepted accounting principles.

                                                             /s/ Clyde Bailey
                                                                Clyde Bailey

                                                 Certified Public Accountant

San Antonio, Texas
January 23, 2000

                              CD Memories.Com, Inc.
                        (A Development Stage Enterprise)
                                  Balance Sheet
                             As of December 31, 1999


 ASSETS                                                               $
 Current Assets:                                                      $-
 Total Current Assets                                                 $-
 Other Assets:
 Deferred Tax Benefit                                                 $450
 Total Other Assets                                                   $450
 Total Assets                                                         $450

 LIABILITIES                                                          $-
 Current Liabilities                                                  $-
 Total Current Liabilities                                            $-
 Total Liabilities

 STOCKHOLDERS' EQUITY
 Common Stock                                                         $3,000
      100,000,000 authorized shares, par value $.001
      3,000,000 shares issued and outstanding
 Additional Paid in Capital                                           $-
 Accumulated Deficit                                                  $2,550
 Total Equity                                                         $450
 Total Liabilities and Equity                                         $450
                                                                      =============



                              CD Memories.Com, Inc.
                        (A Development Stage Enterprise)
                             Statement of Operations

                                                                   For the Year Ended          From Inception
                                                                      December 31               -December 31
                                                                  1998            1999              1999
  Revenues                                                   $  -             $  -           $  -
  Total Revenues                                                 -                -              -
  Consulting Expenses                                                                        $3,000
                                                             ---------------- -------------- -------------------
  Total Expenses                                                                             $3,000
                                                             ---------------- -------------- -------------------
  Net Loss from Operations                                       -                -          ($3,000)
  Income Tax Benefit                                             -                -          $450
  Net Income (Loss)                                          $  -             $  -           ($2,550)
                                                             ================ ============== ===================
  Basic and Diluted Earnings per Common Share                      NIL             NIL              NIL
  Weighted Average number of Common Shares used in per       3,000,000        3,000,000      3,000,000
  share calculations
                                                             ================ ============== ===================


                              CD Memories.Com, Inc.
                        (A Development Stage Enterprise)
                        Statement of Stockholders' Equity
                             As of December 31, 1999


                                                                 $.001 Par       Paid - in     Accumulated    Stockholders'
                                                   Shares          Value          Capital        Deficit          Equity
Balance January 1, 1998                        3,000,000       $3,000          $     -        $(2,550)       $450
Net Income (Loss)                                                                                  -              -
                                               --------------- --------------- -------------- -------------- ----------------
Balance December 31, 1998                      3,000,000       3,000                  -       $(2,550)       $450
Net Income (Loss)                                                                                  -              -
                                               --------------- --------------- -------------- -------------- ----------------
Balance December 31, 1999                      3,000,000       $3,000          $     -        $(2,550)       $450


                                              =============== =============== ============== ============== ================




                              CD Memories.Com, Inc.
                        (A Development Stage Enterprise)
                             Statement of Cash Flows

                                                                          For the Year Ended      From Inception to
                                                                              December 31            December 31,
                                                                           1999         1998             1999
Cash Flows from Operating Activities                                   $    -        $     -      $     (2,550)
Net Income (Loss)
Changes in Operating Assets and Liabilities:
     Deferred Tax Benefit                                                                                  (450)
Total Adjustments                                                                                          (450)
Net Cash Used in Operating Activities                                       -             -             (3,000)
Cash Flows from Investing Activities
Net Cash used in Investing Activities                                       -             -                 -
Cash Flows from Financing Activities:
     Common Stock                                                                                         3,000
Net Cash Used in Financing Activities                                                                     3,000
Net Increase in Cash                                                        -             -                -
Cash Balance, Begin Period                                                  -             -                -
Cash Balance, End Period                                               $   -         $   -        $       -
                                                                       ============= ============ ===================


                              CD Memories.Com, Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies

Organization

CD Memories.Com, Inc. ("the Company") was incorporated under the laws of the State of Nevada on April 15, 1997 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Nevada. The company has a total of 100,000,000 authorized shares with a par value of $.001 per share and with 3,000,000 shares issued and outstanding as of December 31, 1999. On December 13, 1999, the Company filed a Certificate of Amendment to the Articles of Incorporation with the Nevada Corporation Commission to change the name of the Company from Foster Enterprises to CD Memories.Com, Inc. and to increase the authorized capital stock to 100,000,000. The Company has been inactive since inception and has no operating revenues or expenses.

Development Stage Enterprise

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

Fixed Assets

The Company has no fixed assets at this time.

Federal Income Tax

The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

                              CD Memories.Com, Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies (con't)

         Earnings per Common Share

The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.
Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

Comprehensive Income

Statement  of  Financial   Accounting   Standards  (SFAS)  No.  130,  "Reporting
Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any assets requiring disclosure of comprehensive income.

Segments of an Enterprise and Related Information

Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this SFAS and does not believe it is applicable at this time.

Note 2  -  Common Stock

In December of 1999, a forward split of 3,000 to 1 was place into effect reflecting the total outstanding shares of 3,000,000 share of common stock to the principal officers. Accordingly, the accompanying financial statements have been retroactively restated to reflect the 3000-to-1 stock split as if such stock split occurred as of the Company's date of inception.

                              CD Memories.Com, Inc.
                          Notes to Financial Statements



Note 3  -  Related Parties

The  Organization  has  no  significant   related  party   transactions   and/or
relationships any individuals or entities.

Note 4  -  Subsequent Events

The Company is in the process of filing a Form SB2 Registration Statement with the Securities and Exchange Commission. The "draft" of the Form SB2 describes an offering of 3,109,375 shares of stock at $.32 per share for a total proposed maximum aggregate offering proceeds of $35,000. The funds will be used for expenses and working capital.

There were no other material subsequent events that have occurred since the balance sheet date that warrants disclosure in these financial statements.